                                                                    Exhibit 99.1

       Ark Restaurants Announces Financial Results for the Second Quarter
                       and Six Months Ended April 2, 2005


CONTACT:
Robert Towers
(212) 206-8800
bob@arkrestaurants.com


NEW YORK, New York -- May 16, 2005 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter and six month periods ended April 2, 2005.

For the three months ended April 2, 2005, the Company's income from continuing operations decreased to $135,000, or $0.04 per share ($0.04 per diluted share), from $493,000, or $0.15 per share ($0.15 per diluted share), for the same period last year. Income from continuing operations for the three months ended April 2, 2005 was negatively impacted as a result of New Years Eve and New Years Day falling in the January quarter of the Company's current fiscal year, while, in the 2004 fiscal year, New Years Eve and New Years Day fell in the March quarter; and by the closure of the Company's "Venus" bar/nightclub for re-concepting during a portion of the second quarter. This facility re-opened as "Vivid" on February 4, 2005.

Total revenues from continuing operations for the three-month period ended April 2, 2005 were $24.8 million versus $24.9 million in the same period last year. Revenues from the Company's Las Vegas operations represented 68% of the Company's total revenues from continuing operations during the three-month period ended April 2, 2005. Compared to the same period last year, same store sales in the Company's Washington D.C. operations increased by 5.9%, same store sales in the Company's New York City operations increased by 2.5% and same store sales in the Company's Las Vegas operations decreased by 3.7%. Total revenues from continuing operations and same store sales for the three-month period ended April 2, 2005 were, likewise, negatively impacted as a result of New Years Eve and New Years Day falling in the first quarter of the Company's current fiscal year, while, in the 2004 fiscal year, New Years Eve and New Years Day fell in the second quarter; and by the closure of the Company's "Venus" bar/nightclub for re-concepting during a portion of the second quarter.

For the six months ended April 2, 2005, the Company's income from continuing operations increased to $1,304,000, or $0.38 per share ($0.37 per diluted share), from $911,000, or $0.28 per share ($0.27 per diluted share), for the same period last year.

Total revenues from continuing operations for the six-month period ended April 2, 2005 were $51.7 million versus $49.5 million in the same period last year. Revenues from the Company's Las Vegas operations represented 63% of the Company's total revenues from continuing operations during the six-month period ended April 2, 2005.

EBITDA from continuing operations for the three-month period ended April 2, 2005 was $970,000 versus $1,840,000 during the same three-month period last year. EBITDA from continuing operations for the three-month period ended April 2, 2005 was, likewise, negatively impacted as a result of New Years Eve and New Years Day falling in the first quarter of the Company's current fiscal year, while, in the 2004 fiscal year, New Years Eve and New Years Day fell in the second quarter; and by the closure of the Company's "Venus" bar/nightclub for re-concepting during a portion of the second quarter.

EBITDA from continuing operations for the six-month period ended April 2, 2005 was $3,540,000 versus $3,536,000 during the same six-month period last year.

Net income for the three-month period ended April 2, 2005 was $554,000 compared to a net loss of $115,000 during the same three-month period last year. Net income for the three-month period ended April 2, 2005 was, likewise, negatively impacted as a result of New Years Eve and New Years Day falling in the first quarter of the Company's current fiscal year, while, in the 2004 fiscal year, New Years Eve and New Years Day fell in the second quarter; and by the closure of the Company's "Venus" bar/nightclub for re-concepting during a portion of the second quarter.

Net income for the six-month period ended April 2, 2005 was $1,739,000 compared to $441,000 during the same six-month period last year.

Net income for the three and six-month periods ended April 2, 2005 were positively affected by a $644,000 pre-tax realized gain as a result of the sale of the Company's America restaurant.

As of April 2, 2005, the Company had no long-term debt and a cash balance of $560,000.

The Company recently appointed Stephen Novick as a new member of the Company's Board of Directors. Until recently, Mr. Novick served as Vice Chairman and Chief Creative Officer of Grey Global Group, one of the largest advertising agencies in the world. Mr. Novick continues to serve as a consultant for Grey Global Group. He also serves as Senior Advisor for the Andrea and Charles Bronfman Philanthropies, one of the world's largest private family foundations, with offices in New York, Montreal and Jerusalem, a member of the Board of Directors of Toll Brothers, Inc., the nation's leading builder of luxury homes, Vice Chairman of the Hamptons International Film Festival and Board Member for both the Bowdoin International Music Festival and Brandeis University's Creative Arts Council.

Michael Weinstein, Chairman, President and CEO of Ark Restaurants Corp., stated, "The decrease in income from continuing operations during the quarter was primarily due to disappointing results in our operations at the Venetian Casino Resort and the shift of New Years Eve and New Years Day from the March quarter of the Company's 2004 fiscal year to the January quarter of the Company's current fiscal year. The performance of our operations in the New York-New York Hotel & Casino and the Forum Shops in Las Vegas remained satisfactory, as did the performance of our operations in New York City, Washington, D.C. and Florida. We are pleased with the addition of Steve Novick to our Board of Directors as he brings an extraordinary perspective on marketing and advertising to our Company. Steve, along with the other members of our Board, has expanded the base of capabilities upon which we can build."

Ark Restaurants owns and operates 22 restaurants and bars, 26 fast food concepts, catering operations and wholesale and retail bakeries. Nine restaurants are located in New York City; nine in Las Vegas, Nevada; and four in Washington, DC. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center and one restaurant at the Neonopolis Center at Fremont Street. The Florida operations under management include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

The Company will broadcast its conference call to discuss third quarter results over the Internet. The broadcast will be held on Tuesday, May 17, 2005 at 11:00 a.m. Eastern Time. To access the broadcast, please visit http://www.viavid.net. A replay of the broadcast will be available within one hour of the call.

The dial-in numbers to participate in the conference call are:


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Toll-Free - 1-888-245-7013

Toll/International - 1-973-582-2773

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission.

ARK RESTAURANTS CORP.
Consolidated Income Statement
For the 13 and 26 week periods ended April 2, 2005 and March 27, 2004

(In Thousands)
--------------

                                         13 weeks       13 weeks       26 weeks       26 weeks
                                           ended          ended          ended          ended
                                           April          March          April          March
                                          2, 2005       27, 2004        2, 2005       27, 2004
                                         -----------------------------------------------------
TOTAL REVENUES                            $24,792        $24,864        $51,674        $49,524

COST AND EXPENSES:

Food and beverage cost of sales             6,492          6,442         13,177         12,784
Payroll expenses                            8,632          8,426         17,285         16,611
Occupancy expenses                          3,807          3,831          7,924          7,804
Other operating costs and expenses          3,383          3,010          6,489          6,097
General and administrative expenses         1,734          1,487          3,554          2,960
Depreciation and amortization
 expenses                                     800          1,026          1,748          2,021
                                         -----------------------------------------------------

  Total costs and expenses                 24,848         24,222         50,177         48,277
                                         -----------------------------------------------------

OPERATING INCOME (LOSS)                       (56)           642          1,497          1,247
                                         -----------------------------------------------------

OTHER (INCOME) EXPENSE:

Interest expense (income), net                (28)            55            (53)           113
Other income                                 (226)          (172)          (295)          (268)
                                         -----------------------------------------------------
  Total other (income) expense               (254)          (117)          (348)          (155)
                                         -----------------------------------------------------

Income from continuing operations
  before income taxes                         198            759          1,845          1,402

Provision for income taxes                     63            266            541            491
                                         -----------------------------------------------------

Income from continuing operations             135            493          1,304            911


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
DISCONTINUED OPERATIONS:
Income (loss) from operations of
 discontinued restaurants                     593           (936)           615           (723)

Provision (benefit) for income
 taxes                                        174           (328)           180           (253)
                                         -----------------------------------------------------

Income (loss) from discontinued
 operations                                   419           (608)           435           (470)

NET INCOME                                   $554          $(115)        $1,739           $441
                                         =====================================================


PER SHARE INFORMATION - BASIC AND
 DILUTED:

Continuing operations basic                  $.04           $.15           $.38           $.28
Discontinued operations basic                $.12          $(.19)          $.13          $(.14)
                                         -----------------------------------------------------
Net basic                                    $.16          $(.04)          $.51           $.14
                                         =====================================================

Continuing operations diluted                $.04           $.15           $.37           $.27
Discontinued operations diluted              $.12          $(.19)          $.12          $(.14)
                                         -----------------------------------------------------
Net diluted                                  $.16          $(.04)          $.49           $.13
                                         =====================================================


WEIGHTED AVERAGE NUMBER OF SHARES-
 BASIC                                      3,433          3,267          3,414          3,224
                                         =====================================================

WEIGHTED AVERAGE NUMBER OF SHARES-
 DILUTED                                    3,586          3,267          3,560          3,371
                                         =====================================================

EBITDA from Continuing Operations
 Reconciliation
Pre tax earnings                             $198           $759         $1,845         $1,402
Depreciation and amortization                 800          1,026          1,748          2,021
Interest, net                                 (28)            55            (53)           113
                                         -----------------------------------------------------

EBITDA (a)                                   $970         $1,840         $3,540         $3,536
                                         =====================================================

(a) EBITDA from continuing operations is defined as earnings before interest, taxes depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial


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      performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA from continuing operations to the most comparable GAAP financial measure, net income, is included above.